UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2026

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 2, 2026, The GEO Group, Inc., a Florida corporation (“GEO” or the “Company”), and CPT Operating Partnership, L.P., a Delaware limited partnership and subsidiary of the Company, entered into a Purchase and Sale Agreement (the “Adelanto Complex Purchase Agreement”) with the United States of America and its assigns, by and through the Department of Homeland Security (the “Buyer”), pursuant to which, and upon the terms and subject to the conditions set forth therein, the Company sold to Buyer its 1,280-bed Adelanto West ICE Processing Center (the “Adelanto West Facility”), 660-bed Adelanto East ICE Processing Center (the “Adelanto East Facility”), and 704-bed Desert View Annex (the “Desert View Facility”, and collectively with the Adelanto West Facility and the Adelanto East Facility, the “Adelanto Complex”) located in Adelanto, California, and certain related assets and property for an aggregate purchase price of $950,000,000. The sale of the Adelanto Complex was completed concurrently with the parties’ entry into the Adelanto Complex Purchase Agreement.

The above summary of the Adelanto Complex Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Adelanto Complex Purchase Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

After federal and state taxes and transaction fees and expenses, the Company anticipates receiving approximately $705 million in net proceeds from the sale of the Adelanto Complex. The Company intends to use the net proceeds from the sale of the Adelanto Complex along with cashflow from operations to reduce the Company’s debt, repurchase shares of the Company’s common stock, and for other general corporate purposes.

The Company expects to continue providing support services for the Adelanto West Facility, the Adelanto East Facility, and the Desert View Facility under the Company’s existing contract with U.S. Immigration and Customs Enforcement (“ICE”), which has a full term effective through December 19, 2034, inclusive of the current term ending December 19, 2029, and a five-year option period. As is the case with all of the Company’s contracts with government agencies, ICE has the ability to terminate the existing contract for non-appropriation of funds or for convenience and as a result, the Company can provide no assurance that it will continue to manage those facilities in the future.

In addition to the completed sale of the Adelanto Complex, the Company remains engaged in an active process for the sale of multiple other company-owned facilities to ICE, subject to mutual agreement on price and the Company’s continued management of those facilities under long-term support services contracts. At this time, there is no definitive agreement in place nor a precise timeline for the closing of any additional transactions, and the Company can provide no assurance that any additional transactions will occur.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Current Report”) contains forward-looking statements regarding future events and future performance of the Company that involve risks and uncertainties that could materially and adversely affect actual results, including statements regarding the sale of the Adelanto Complex, the Company’s anticipated net proceeds from the sale of the Adelanto Complex, the intended use of such net proceeds, the Company’s expectation to continue providing support services at the Adelanto West Facility, the Adelanto East Facility, and the Desert View Facility under the existing ICE contract, the increase in the Company’s share repurchase authorization, the Company’s ability to successfully negotiate and consummate the sales of additional company-owned facilities to ICE on commercially acceptable terms or at all, and the Company’s efforts to reduce debt, repurchase shares of common stock, and enhance shareholder value. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” or “continue” or the negative of such words and similar expressions.

Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this Current Report include, but are not limited to: (1) the Company’s ability to execute on the share repurchase program authorized by the Company’s Board of Directors on the timeline it expects; (2) the Company’s ability to deleverage and repay, refinance or otherwise address its debt maturities in an amount and on terms commercially acceptable to the Company, and on the timeline it expects or at all; (3) the Company’s ability to successfully negotiate and complete any potential sales of additional company-owned assets to ICE on commercially acceptable terms on a timely basis, or at all; (4) changes in federal and state government policy, orders, directives, legislation and regulations that affect public-private partnerships with respect to secure, correctional and detention facilities, processing centers and reentry centers; (5) changes in federal immigration policy; (6) public and political opposition to the use of public-private partnerships with respect to secure, correctional and detention facilities, processing centers and reentry centers; (7) general economic and market conditions, including changes to governmental budgets and their impact on existing contracts, contract renewals, renegotiations, per diem rates, fixed payment provisions, and occupancy levels; (8) the Company’s ability to address inflationary pressures related to labor-related expenses and other operating costs; (9) the Company’s ability to successfully pursue growth opportunities and continue to create shareholder value; (10) any adverse impact on the Company’s financial results caused by any federal government shutdown; (11) the intended use of proceeds from the transactions described in this Current Report; and (12) other factors contained in the Company’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports, many of which are difficult to predict and outside of the Company’s control.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 7.01	Regulation FD Disclosure.

On October 5, 2026, the Company issued a press release announcing the sale of the Adelanto Complex and the increase of the Company’s share repurchase authorization. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On October 5, 2026, GEO announced that its Board of Directors had approved an increase to the share repurchase authorization under its share repurchase program from $500 million to $1.25 billion, which is effective through December 31, 2029.

Repurchases of GEO’s outstanding common stock will be made in accordance with applicable securities laws and may be made at the discretion of GEO’s senior management from time to time in the open market, by block purchase, through privately negotiated transactions, pursuant to a trading plan, or otherwise in compliance with Rule 10b-18 under the Exchange Act. The authorization for the share repurchase program may be extended, increased, decreased, suspended or terminated by GEO’s Board of Directors in its discretion at any time. Repurchases of the Company’s common stock (and the timing thereof) will depend upon market conditions, regulatory requirements, the Company’s existing obligations, including its Credit Agreement, other corporate liquidity requirements and priorities and other factors as may be considered in the Company’s sole discretion. The authorization for the share repurchase program does not obligate GEO to purchase any particular amount of the Company’s common stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Purchase and Sale Agreement by and among The GEO Group, Inc., CPT Operating Partnership, L.P. and the United States of America, by and through the Department of Homeland Security, dated October 2, 2026.*

99.1	Press Release of the Company dated October 5, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 5, 2026	By:	/s/ Shayn P. March
Date		Shayn P. March
Senior Vice President and Chief Financial Officer

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